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                                                                    EXHIBIT 23.3

                   [KOST, FORER GABBAY & KASIERER LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement No. 333-128042 on Form F-4 and related Joint Proxy Statement/Prospectus of Elbit Medical Imaging Ltd. dated September 22, 2005 and to the incorporation by reference therein of our report dated February 28, 2005, with respect to the consolidated financial statements of Gamida Cell Ltd. included in the Annual Report (Form 20-F) of Elbit Medical Imaging Ltd. for the year ended December 31, 2004 filed with the Securities and Exchange Commission.




                                    /s/ KOST, FORER GABBAY and KASIERER
                                      A Member of Ernst & Young Global

Tel-Aviv, Israel
September 19, 2005